Exhibit 99.2

CUI Global, Inc.

Unaudited Condensed Combined Statement of Operations

	For the Year Ended December 31, 2014
	CUI Global, Inc.	Tectrol, Inc.	Pro Forma Adjustments	Pro Forma Combined
Revenues:
Product revenues	$76,002,734	$16,493,656	$-	$92,496,390
Revenue from freight	42,483	-	-	42,483
Total revenue	76,045,217	16,493,656	-	92,538,873

Cost of revenues	47,494,283	12,239,059	-	59,733,342

Gross profit	28,550,934	4,254,597	-	32,805,531

Operating expenses:
Selling, general and administrative	26,061,667	2,234,556	-	28,296,223
Depreciation and amortization	4,197,156	219,797	185,922 (a)	4,602,875
Research and development	1,168,858	1,670,551	-	2,839,409
Restructuring costs	-	1,335,455	-	1,335,455
Other operating expense	19,656	-	-	19,656
Total operating expenses	31,447,337	5,460,359	185,922	37,093,618

Loss from operations	(2,896,403)	(1,205,762)	(185,922)	(4,288,087)

Other income (expense):
Other income (expense), net	(122,926)	(103,969)	-	(226,895)
Interest expense	(508,123)	-	-	(508,123)
Total other income (expense), net	(631,049)	(103,969)	-	(735,018)

(Loss) before taxes	(3,527,452)	(1,309,731)	(185,922)	(5,023,105)
(Benefit) for taxes	(726,174)	-	-	(726,174)
Consolidated net (loss)	$(2,801,278)	$(1,309,731)	$(185,922)	$(4,296,931)

Basic and diluted (loss) per common share	$(0.14)			$(0.21)
Basic and diluted weighted average common and common equivalent shares outstanding	20,658,634			20,658,634

CUI Global, Inc.

Unaudited Condensed Combined Statement of Operations

	For the Three Months Ended March 31, 2015
	CUI Global, Inc.	Tectrol, Inc.	Pro Forma Adjustments	Pro Forma Combined
Revenues:
Product revenues	$16,843,267	$4,837,085	$-	$21,680,352
Revenue from freight	9,853	-	-	9,853
Total revenue	16,853,120	4,837,085	-	21,690,205

Cost of revenues	10,620,075	3,748,014	-	14,368,089

Gross profit	6,233,045	1,089,071	-	7,322,116

Operating expenses:
Selling, general and administrative	8,718,044	585,825	-	9,303,869
Depreciation and amortization	997,655	37,217	30,987 (a)	1,065,859
Research and development	410,143	102,266	-	512,409
Restructuring costs	-	445,810	-	445,810
Other operating expense	85,111	-	-	85,111
Total operating expenses	10,210,953	1,171,118	30,987	11,413,058

Loss from operations	(3,977,908)	(82,047)	(30,987)	(4,090,942)

Other income (expense):
Other income (expense), net	(104,075)	(293,071)	-	(397,146)
Interest expense	(112,923)	-	-	(112,923)
Total other income (expense), net	(216,998)	(293,071)	-	(510,069)

(Loss) before taxes	(4,194,906)	(375,118)	(30,987)	(4,601,011)
(Benefit) for taxes	(118,750)	-	-	(118,750)
Consolidated net (loss)	$(4,076,156)	$(375,118)	$(30,987)	$(4,482,261)

Basic and diluted (loss) per common share	$(0.20)			$(0.22)
Basic and diluted weighted average common and common equivalent shares outstanding	20,774,000			20,774,000

Notes to Unaudited Pro Forma Condensed Combined Financial Information for CUI Global, Inc. and Tectrol, Inc.

1.	Description of Transaction

On March 5, 2015, we closed on an Asset Purchase Agreement to acquire certain assets and assume certain liabilities of Tectrol, Inc., a Toronto, Canada corporation.  The acquisition was effective March 1, 2015. As a part of this acquisition strategy, CUI Global, Inc. formed a wholly owned Canadian corporate subsidiary, CUI-Canada, Inc., to receive these acquired assets. That entity entered into a five-year lease of the Toronto facility where Tectrol, Inc. was operating its business. CUI-Canada, Inc. operations include the design, manufacture assembly and sales of electronic power conversion devices such as AC/DC power supplies, DC/DC power supplies, linear power supplies and uninterruptable power supplies.

The purchase price for the acquisition of the assets was five million two hundred thousand dollars ($5,200,000), subject to good faith adjustments by the Parties according to the final value of the non-obsolete inventory conveyed and other closing adjustments.  In addition, the agreement calls for an earn-out/royalty payment of two percent (2%) of the gross sales (for specific, identified customers) over a period of three (3) years from the closing date, up to a maximum of $300,000, that may or may not be paid to the Seller within 90 days of each calendar year end, depending on performance by the identified customer(s).  The final adjusted purchase price for the acquisition of Tectrol was $4,500,945, which includes the present value of $300,000 of royalties as contingent consideration to be paid on future sales. The full purchase price less the contingent consideration was paid in cash. We funded the consideration paid to the shareholder of Tectrol with existing cash and cash equivalents and funds from short term investments that had matured.

The acquisition was accounted for using the acquisition method of accounting and the purchase price was allocated to the assets acquired and liability assumed based upon their estimated fair values at the date of acquisition.

2.	Basis of Presentation

The unaudited pro forma condensed combined statement of operation has been compiled from underlying financial statements of 252862 Ontario, Inc. (formerly Tectrol, Inc.) (referred to herein as Tectrol or Tectrol, Inc.) for the year ended February 28, 2015, which has been converted from Canadian dollars, Tectrol’s functional currency.

The unaudited pro forma condensed combined statement of operations combine the historical consolidated statements of operations of CUI Global, Inc. and Tectrol, giving effect to the completion of the acquisition of certain assets of Tectrol, as if the acquisition occurred on January 1, 2014 for statement of operations purposes. The unaudited pro forma condensed combined statement of operations should be read in conjunction with these notes to the unaudited pro forma condensed combined statement of operations , the historical financial statements of CUI Global, Inc. and 252862 Ontario Inc. and the notes and discussion thereto.

The unaudited pro forma condensed combined statement of operations is presented for informational purposes only. It has been prepared in accordance with the regulations of the SEC and is not necessarily indicative of what our results of operations actually would have been had we completed the Tectrol acquisition at the date indicated, nor does it purport to project the future operating results of the combined companies. The unaudited pro forma condensed combined statement of operations does not reflect any revenue or costs savings from synergies that may be achieved with respect to the combined companies.

The fiscal year of CUI Global, Inc. ends on December 31, and the fiscal year of Tectrol ends on February 28. The unaudited pro forma condensed combined statement of operations presented herein combines the results of operations of CUI Global, Inc. for the year end December 31, 2014 with the results of operations of Tectrol for the year ended February 28, 2015 and the three months ended March 31, 2015 reported results of operations of CUI Global, Inc. with statement of operations for the two months ended February 28, 2015 compiled from the underlying financial statements of Tectrol.

The unaudited proforma condensed combined statement of operations for the three months ended March 31, 2015 include two months ended February 28, 2015 of Tectrol, which also is included in the unaudited proforma condensed combined statement of operations for the year ended December 31, 2014.

The purchase price allocation is as follows:

Purchase price	$4,500,945
Inventory	2,301,624
Property & equipment	831,298
Software	73,484
Intangible, customer lists	270,000
Intangible, trade mark and tradename	130,000
Intangible, technology-based asset	1,000,000
Goodwill	63,578
Liabilities assumed	(169,039)
$4,500,945

Identifiable intangible assets: The intangible, software is amortized over an estimated 5 year amortization life. The intangible, customer lists are amortized over an estimated 7 year amortization life. The intangible, trade mark and tradename are amortized over an estimated 3 year amortization life. The intangible, technology-based asset is amortized over an estimated 7 year amortization life.

Goodwill: Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. Goodwill is not amortized.

Property and equipment: The property and equipment is depreciated over an estimated 5 year useful life.

3.	Pro Forma Adjustments

The following is the descriptions of the unaudited pro forma condensed combined statement of operations proforma adjustments:

(a)	Entry to recognize the estimated depreciation and amortization for each of the presented periods assuming amortization of the acquired intangible assets and depreciation of tangible assets over their estimated useful lives. Estimated depreciation and amortization for the unaudited pro forma condensed combined statements of operations are $185,922 and $30,987 for the year ended December 31, 2014 and the three months ended March 31, 2015, respectively.

The proforma adjustments include only proforma adjustments expected to have a continuing effect on the consolidated results beyond 12 months from the consumation of the acquisition. Excluded from the proforma adjustments is the effect of the write up of inventory recorded as a result of acquisition accounting of $143,219.